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                                                                    EXHIBIT 4.15

                                                                  LOAN NO. T0310

                                  COBANK, ACB

                  SECOND AMENDED AND RESTATED PROMISSORY NOTE

                              CTC FINANCIAL, INC.

                            LAKE CHARLES, LOUISIANA

$32,400,000                                                 DATED:  JULY 1, 1996

       FOR VALUE RECEIVED, CTC FINANCIAL, INC. (the "Borrower"), promises to pay to the order of COBANK, ACB, formerly known as the National Bank for Cooperatives (the "Payee"), at the times and in the manner set forth in that certain Amended and Restated Loan Agreement, dated as of May 15, 1995, as amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of even date herewith, and numbered Loan No. T0310, by and between the Borrower and the Payee, and as that agreement may be amended, modified, supplemented, extended or restated from time to time (the "Loan Agreement"), the principal sum of THIRTY-TWO MILLION FOUR HUNDRED THOUSAND DOLLARS ($32,400,000) or such lesser amount as may be advanced hereunder, together with interest on the unpaid principal balance hereof at the rate or rates provided for in the Loan Agreement.

       This Note is given for one or more advances to be made by the Payee to the Borrower pursuant to the Loan Agreement, all of the terms and provisions of which are hereby incorporated by reference. This Note is given in substitution for and supersedes and replaces that certain Amended and Restated Promissory Note, dated May 15, 1996 (the "First 1996 Note"), which in turn was given in substitution for and replaced that certain Promissory Note dated September 27, 1994 (the "Original Note"; the First 1996 Note and the Original Note, collectively, the "Previous Notes"). This Note is not delivered in extinguishment of the indebtedness evidenced by the Previous Notes and does not constitute a novation of the Previous Notes, but is made to evidence indebtedness in the principal amount of $17,400,000 outstanding under the Previous Notes as of the date hereof and any additional indebtedness incurred or to be incurred by the Borrower under the Loan Agreement. Advances, accrued interest and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances.

       The Borrower hereby waives presentment for payment, demand, protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to it or to anyone who has assumed the payment of this Note, and it is specifically agreed that the obligations of the Borrower shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.
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Second Amended and Restated Promissory
  Note/CTC Financial
Loan No. T0310



       Should this Note be placed in the hands of an attorney for collection or the services of any attorney become necessary in connection with enforcing its provisions, the Borrower agrees to pay reasonable attorneys' fees, together with all costs and expenses incident thereto, to the extent allowed by law. Except to the extent governed by applicable federal law, this Note shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.


       IN WITNESS WHEREOF, the Borrower has caused this Second Amended and Restated Promissory Note to be executed, attested, sealed and delivered by its duly authorized officers as of the date first shown above.


                                    CTC FINANCIAL, INC.


                                    By:  /s/ WILLIAM L. HENNING, JR.
                                        --------------------------------------
[CORPORATE SEAL]                        Name: William L. Henning, Jr.
                                             ---------------------------------
                                        Title: President
                                              --------------------------------


                                    Attest: /s/ THOMAS G. HENNING
                                           -----------------------------------
                                           Name: Thomas G. Henning
                                                ------------------------------
                                           Title: Secretary
                                                 -----------------------------





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